FOR IMMEDIATE RELEASE	Exhibit 99.1 Press Contact: Patrick Van de Wille Ashton Partners 312-553-6704 Direct Investor Contact: Bryan Raassi Ashton Partners 877-934-4687 investor@wfinet.com

WIRELESS FACILITIES, INC. REPORTS RESULTS OF INTERNAL STOCK OPTION
REVIEW AND RELATED MATTERS

SAN DIEGO, CA, August 20, 2007—Wireless Facilities, Inc. (WFI) (NASDAQ: WFII), today announced the completion of its internal review of the Company’s stock option practices.

Summary of the Internal Review and the Special Committee’s Findings

As previously announced in March 2007, WFI has conducted an internal review of its past practices for granting and pricing stock options. The voluntary review was proactively initiated by its current executive management team, with oversight from the Board of Directors and assistance from outside legal counsel. At the time the voluntary review was initiated, the Company cautioned investors that there was a strong likelihood that its previously issued financial statements, which could be impacted by the option grants in question and the associated compensation expense through vesting periods, could no longer be relied upon. The Board of Directors appointed a Special Committee of the Board to review the adequacy of the internal review and the recommendations of management regarding historical option granting practices, and to make recommendations and findings regarding those practices and individual conduct. Management was assisted by the Company’s outside legal advisors in conducting its review. The Special Committee, assisted by its own legal counsel and forensic information technology consultants, has completed its review and has presented its findings and recommendations to the Board.

The internal review analyzed all option grants made from September 1999 – two months prior to the Company’s initial public offering – through the present, all grants entered into the Company’s stock option database after the Company’s initial public offering in November 1999 with a grant date prior to the public offering of November 1999, as well as all other substantial grants issued prior to the Company’s initial public offering, consisting of more than 14,000 grants. As part of the review, interviews of 18 current and former officers, directors, employees and attorneys were conducted, and more than 40 million pages of electronic and hard copy documents were searched for relevant information. The Special Committee reviewed and tested the work performed by current executive management and its outside professionals in connection with the internal review, and concluded that the work was worthy of reliance. The Special Committee also conducted its own separate review of the option granting practices during the tenure of current executive management team through additional interviews and document collection and review.

The Special Committee concluded the Company lacks contemporaneous evidence supporting a substantial number of the previously-recorded option grants, substantially all of which were made in the period from 1998 through late 2003. During this period of time, in some instances, documents, data and interviews suggest that the option grant was prepared or finalized days or, in some cases, weeks or months after the option grant date recorded in the Company’s books. The affected grants include options issued to certain newly-hired employees but dated prior to their employment start dates and options issued to non-employees, including advisors to the Board of Directors erroneously designated as Company employees. The Special Committee also concluded that certain former employees and former officers participated in making improper option grants, including the selection of grant dates with the benefit of hindsight and in the deferral of the recording of otherwise approved option grants.

In its evaluation of the current executive management team, the Special Committee concluded that current management proactively improved the processes of approving and granting stock options on its own initiative from the beginning of its tenure in 2004, and that the Committee has confidence in the integrity of current management. The Special Committee concluded that, although at times there were minor administrative errors and delays in option grants from 2004 through 2006 resulting in cumulative immaterial adjustments of approximately $50,000, there was no evidence that any members of current management had engaged in or benefited from any inappropriate option granting practices.

Former Stock Option Administrator

During the course of its internal review, the Company discovered that Vencent Donlan, a former stock option administrator, had engaged in a fraudulent scheme by which he misappropriated from the Company options to purchase more than 700,000 shares of stock. Ill-gotten gains from this scheme exceeded $6.3 million. The Company has brought an action against Donlan seeking return of the fraudulently obtained stock option proceeds. The Company also promptly alerted the Securities and Exchange Commission (the “SEC”) of its discovery in March 2007. The SEC commenced an enforcement action against Donlan, and the U.S. Attorney’s Office forwarded a grand jury subpoena to the Company seeking records related to Donlan and the Company’s historical option granting practices. The Company has cooperated with, and intends to continue to cooperate with, both the SEC and the U.S. Attorney’s Office in their actions against Donlan and otherwise. Donlan has consented to an injunction brought by the SEC and has plead guilty to federal criminal charges brought against him by the U.S. Attorney’s Office.

Financial Statement Impact

In light of the internal review and the Special Committee’s findings, the Audit Committee of the Board of Directors has concluded that the Company’s prior financial statements for periods from 1998 through the Company’s last filing of interim financial statements for the period ended September 30, 2006, can no longer be relied upon and must be restated. Company management has determined that, from fiscal year 1998 through fiscal year 2005, the Company had unrecorded non-cash equity-based compensation charges associated with its equity incentive plans. These charges are material to the Company’s financial statements for the years ended December 31, 1998 through 2005, the periods to which such charges would have related. Accordingly, the Company currently expects to record a pre-tax charge totaling approximately $30 million to $40 million for the eight year period of 1998 through 2005. Approximately $6.3 million of this amount relates to the fraud perpetrated by the former stock option administrator. The Company currently expects that substantially all of the unrecorded non-cash equity-based deferred compensation will be recorded in 2003 and earlier. The substantial majority of the amortization of stock-based compensation expense will be recorded in 2003 and prior years, with the remaining portion being recorded in 2004 and 2005, based upon the vesting schedules of stock options granted prior to 2004, which are typically four years from the date of grant.

The Company intends to file its delinquent Annual Report on Form 10-K for the period ended December 31, 2006, as well as its delinquent Quarterly Reports on Form 10-Q for the periods ended on March 31, 2007 and June 30, 2007, on or before September 10, 2007.

Remedial Actions

Both prior to and subsequent to the commencement of the Company’s internal review of its historical option granting practices, the Company implemented several measures designed to prevent the recurrence of the circumstances that failed to prevent the inappropriate option granting practices. In January of this year, for various business reasons, the Company generally discontinued the use of stock options as a form of equity compensation and instead issues restricted stock units on a limited basis, which are not subject to grant date selection issues. To the limited extent that the Company grants stock options, the Company has adopted a policy under which all options are to be granted on the 15th of the month, except in unusual circumstances. The Company also has enhanced its documentation of procedures and segregated duties related to option granting and the execution of stock option exercise transactions. As a result of these and other measures taken as part of the Company’s efforts to comply with Section 404 of the Sarbanes-Oxley Act of 2002, the Company believes that the control environment surrounding option grants is currently effective.

Looking Forward

“Today we are reporting that the Company’s stock option review is complete, and that the Special Committee has reported its findings to the Board of Directors,” said Eric DeMarco, president and CEO of WFI. “We appreciate the diligent efforts of the Board of Directors and the Special Committee in the thoroughness of its review.”

“The Committee concluded that no inappropriate actions regarding the granting of options were related to our current executive management team,” DeMarco continued. “I want to reiterate that this management team is absolutely committed to ensuring that the highest standards of ethics and business conduct are followed at this Company.”

“Now, with this review complete, and with our recent divestitures behind us, we can focus on opportunities with the federal government, primarily the Department of Defense, the Department of Homeland Security, and national and local security and surveillance. As we have stated, we are pursuing these businesses because we believe they afford the Company greater reliability, stability, and the opportunity for enhanced profitability into the future.”

“I am also pleased to report that we have achieved a positive net cash position. In addition, our federal business continues to win new business, such as the $46 million Missile Command contract with the U.S. Army we recently announced, and additional follow-on contracts and recompetes. Accordingly, our defense and security business continues to be robust, and as I reported previously, our business is positioned to achieve an annualized revenue run-rate of more than $200 million in 2007.”

“Looking forward, as soon as the financial filings and related press announcements are behind us, we plan to announce a new company name, new stock ticker, and an expanded vision for continuing to build this business. We look forward to being able to focus our complete attention on becoming a leading provider of mission critical engineering and network services and war fighter solutions for the federal government,” DeMarco concluded.

About WFI

Headquartered in San Diego, CA, WFI is a leading provider of professional services in the areas of defense, technology, and security solutions. WFI specializes in IT services, Command, Control, Communications, Computers, Intelligence, Surveillance and Reconnaissance (C4ISR), weapon systems operations and maintenance, and security solutions. WFI performs work for a range of federal government agencies, including the U.S. Department of Defense, various state and local agencies, and Fortune 1000 enterprise companies. News and information are available at www.wfinet.com. (code: WFI-mb)

Notice Regarding Forward-Looking Statements

This news release contains certain forward-looking statements including, without limitation, expressed or implied statements concerning the Company’s expectations regarding the anticipated filing of its delinquent SEC reports, future financial performance and cash flows and market developments that involve risks and uncertainties. Such statements are only predictions, and the Company’s actual results may differ materially. Factors that may cause the Company’s results to differ include, but are not limited to: risks that the filings will not be completed in a timely manner; risks that the recent divestitures and change in business focus will cause disruption of the Company’s operations and distraction of its management; risks of adverse regulatory action or litigation; risk that the Company’s lender will declare a default under the Company’s line of credit; risks associated with debt leverage; risks that the anticipated benefits of the divestitures will not be achieved changes in the scope or timing of the Company’s projects; changes or cutbacks in spending by the U.S. Department of Defense, which could cause delays or cancellations of key government contracts; failure to successfully consummate acquisitions or integrate acquired operations and competition in the marketplace which could reduce revenues and profit margins. The Company undertakes no obligation to update any forward-looking statements. These and other risk factors are more fully discussed in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2006 and in other filings made with the Securities and Exchange Commission.